Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with this Report on Form 10-Q/A, Amendment No. 1 to the Quarterly Report of Elite Pharmaceuticals, Inc. (the “Registrant”) on Form 10-Q for the quarter ended December 31, 2008 filed with the Securities and Exchange Commission on February 17, 2009 (as amended, the “Report”), I, Mark I. Gittelman, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Registrant as of the dates presented and the consolidated result of operations of the Registrant for the periods presented.

Date:	March 2, 2009	/s/ Mark I. Gittelman
Mark I. Gittelman
Chief Financial Officer and Treasurer of
Elite Pharmaceuticals, Inc.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Elite Pharmaceuticals, Inc. and will be retained by Elite Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.